FOR IMMEDIATE RELEASE

CONTACT:	John Eldridge
F5 Networks
(206) 272-6571
j.eldridge@f5.com

Nathan Misner
F5 Networks
(206) 272-7494
n.misner@f5.com

F5 Networks Appoints François Locoh-Donou as President and CEO
John McAdam, longtime leader, to remain on F5 Board of Directors
SEATTLE, WA - January 30, 2017 - F5 Networks (NASDAQ: FFIV) announced today that François Locoh-Donou has been named the company's President and Chief Executive Officer and a member of F5's Board of Directors, effective April 3, 2017.
Locoh-Donou succeeds current President and CEO, John McAdam, who will remain a Director on F5’s Board upon his retirement on April 3, 2017. Since McAdam joined in 2000, he has led F5 to $2.0 billion in annual revenue, with 49 of the Fortune 50 as customers, and numerous industry and community awards.
“I am honored to take on the CEO role at F5,” said Locoh-Donou. “I have admired John’s stewardship of the company’s values and vision and I bring a shared commitment to grow F5’s people, partnerships, product and services portfolio, in response to the increasing cloud and security demands of F5’s customers.”
Locoh-Donou currently serves as Senior Vice President and Chief Operating Officer of Ciena, a network strategy and technology company. He previously held successive leadership positions at Ciena, including Senior Vice President, Global Products Group; Vice President and General Manager, EMEA; Vice President, International Sales; and Vice President, Marketing. Prior to Ciena, Locoh-Donou held research and development roles with Photonetics, a French opto-electronics company.
“What attracted us from the beginning of the CEO selection process was François’ multidisciplinary and multinational experience, ranging from product development to operations to sales,” said McAdam. “His track record at Ciena demonstrates he possesses the foresight and leadership to execute major market transitions, without compromising the best of a company’s technical heritage or strong organizational culture.”
Locoh-Donou also serves on the advisory board of Jhpiego, a non-profit global health affiliate of Johns Hopkins University dedicated to providing high-quality healthcare for women and their families in developing countries. He holds engineering degrees from École Centrale de Marseille and Télécom ParisTech in France and a M.B.A. from the Stanford Graduate School of Business.
“At a time when F5 is expanding its partnerships and products into cloud and security markets, François brings a renewed sense of purpose to F5’s original vision: applications without constraints,” said Al Higginson, Chairman of F5’s Board of Directors. “On behalf of the Board, we thank John for his 16 years at the helm of F5. The company’s success is due in such a large part to his unflagging attention to the needs of F5’s employees, customers and shareholders. John turns F5 over to François with considerable momentum already in motion from a return to product revenue growth and a healthy pipeline of new products.”
For additional details on F5’s CEO appointment, please read McAdam’s blog at https://f5.com/about-us/blog/articles/internal-email-from-john-mcadam-announcing-new-ceo-24887.
About F5 Networks
F5 (NASDAQ: FFIV) makes apps go faster, smarter, and safer for the world’s largest businesses, service providers, governments, and consumer brands. F5 delivers cloud and security solutions that enable organizations to embrace the application infrastructure they choose without sacrificing speed and control. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Forward Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results, and actions, such as "will" and "expect," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include, among others, statements regarding management succession and Board of Directors matters. Forward-looking statements are not guarantees of future actions, events, results of performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as those beyond the Company's control, including those taken by third parties. Such risks and uncertainties include, but are not limited to, timing and integration of management and Board changes (and related arrangements) and changes in strategic and other business objectives. For more information on factors that may effect future performance, events, results or actions, please review "Risk Factors" described in the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC. These-forward looking statements reflect the Company;s expectations as of the date hereof, and the Company undertakes no obligation to update the information provided herein.
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